TerrAscend Reports Second Quarter 2024 Financial Results

Net Revenue of $77.5 million, an increase of 7.5% year-over-year

Cash Flow from continuing operations of $13.1 million and Free Cash Flow1 of $11.7 million

#1 market share position in New Jersey throughout first half of 2024

TORONTO, August 8, 2024 - TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND, OTCQX: TSNDF), a leading North American cannabis company, today reported its financial results for the second quarter ended June 30, 2024. All amounts are expressed in U.S. dollars and are prepared under U.S. Generally Accepted Accounting Principles (“GAAP”), unless indicated otherwise. The financial results of the Company include all entities that are consolidated in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (the “Consolidated Entities”). Any references in this press release to TerrAscend or the Company include references to the Company and the Consolidated Entities.

The following financial measures are reported as results from continuing operations due to the shutdown of the Company’s licensed producer business in Canada, which is reported as discontinued operations through September 30, 2023. All historical periods have been restated accordingly.

Second Quarter 2024 Financial Highlights

●
Net Revenue was $77.5 million, compared to $72.1 million, an increase of 7.5% year-over-year.
●
Gross Profit Margin was 48.6%, compared to 50.2% in Q2 2023.
●
GAAP Net loss from continuing operations was $6.2 million, compared to a net loss of $12.9 million in Q2 2023.
●
EBITDA from continuing operations1 was $18.6 million, compared to $6.5 million in Q2 2023, an increase of 186% year-over-year.
●
Adjusted EBITDA from continuing operations1 was $15.6 million, compared to $12.8 million in Q2 2023, an increase of 21.9% year-over-year.
●
Adjusted EBITDA Margin from continuing operations1 was 20.2%, compared to 17.8% in Q2 2023.
●
Net Cash provided by continuing operations was $13.1 million compared to $1.8 million in Q2 2023.
●
Free Cash Flow1 was $11.7 million compared to negative $0.2 million in Q2 2023.

“For the second quarter, revenue and EBITDA increased materially year-over-year and we delivered another quarter of positive free cash flow,” stated Jason Wild, Executive Chairman of TerrAscend. “We have the right team, high-performing assets, and a major differentiation in having a ‘wide open map’. This will enable us to strike accretive deals to enter attractive new states via best in breed operators. We are closing in on multiple transactions to expand our geographic footprint and the recent closing of our $140 million term loan provides financial flexibility and fuel to execute this growth strategy. We can’t wait to share more details, when appropriate.”

Financial Summary Q2 2024 and Comparative Periods

All figures are restated for the Canadian business recorded as discontinued operations through Q3 2023.

(in millions of U.S. Dollars)	Q2 2024	Q2 2023
Revenue, net	77.5	72.1
Year-over-Year increase	7.5%	12.7%

Gross profit	37.7	36.2
Gross profit margin	48.6%	50.2%

General & Administrative expenses	24.1	30.5
Share-based compensation expense (included in G&A expenses above)	2.0	2.0
G&A as a % of revenue, net	31.1%	42.3%

Net loss from continuing operations	(6.2)	(12.9)

EBITDA from continuing operations[1]	18.6	6.5

Adjusted EBITDA from continuing operations[1]	15.6	12.8
Adjusted EBITDA Margin from continuing operations[1]	20.2%	17.8%

Net cash provided by operations - continuing operations	13.1	1.8

Free Cash Flow[1]	11.7	(0.2)

1. EBITDA from continuing operations, Adjusted EBITDA from continuing operations, Adjusted EBITDA Margin from continuing operations, and Free Cash Flow are non-GAAP measures defined in the section titled “Definition and Reconciliation of Non-GAAP Measures” below and reconciled to the most directly comparable GAAP measure, at the end of this release.

Second Quarter 2024 Business and Operational Highlights

•
Achieved 8th consecutive quarter of positive cash flow provided by continuing operations.
•
Achieved #1 market share position in New Jersey throughout the first half of 2024, according to BDSA.
•
Doubled Pennsylvania wholesale revenue year-over-year.
•
Doubled New Jersey wholesale revenue year-over-year.
•
Grew Maryland wholesale revenue by 117% year-over-year.
•
Delivered 40% gross margin in Michigan for the third consecutive quarter.
•
Celebrated the opening of new Detroit dispensary, GAGE 313.
•
Relocated and opened dispensary in Nottingham, Maryland.
•
Expanded cultivation capacity at Hagerstown, Maryland facility.

Subsequent Events

•
Closed on a senior secured term loan for gross proceeds of $140 million carrying an interest rate of 12.75%, maturing in August 2028, and containing no prepayment penalties or warrants.

Second Quarter 2024 Financial Results

Net revenue for the second quarter of 2024 was $77.5 million, an increase of 7.5% compared to $72.1 million for the second quarter of 2023. This growth was driven by a 75% increase in wholesale revenue led by New Jersey, Pennsylvania and Maryland, partially offset by an 8.7% decline year-over-year in retail revenue mainly driven by New Jersey and Michigan.

Gross profit margin for the second quarter of 2024 was 48.6% as compared to 50.2% in the second quarter of 2023. The year-over-year decrease of 160 basis points was driven by channel mix shift and retail price compression in New Jersey, partially offset by margin expansion in both Michigan and Maryland.

General & Administrative expenses (G&A) for the second quarter of 2024 were $24.1 million as compared to $30.5 million in the second quarter of 2023. G&A as a percent of revenue was 31.1% in the second quarter of 2024, compared to 42.3% in the second quarter of 2023. The reduction in G&A as a percent of revenue was driven by a $4.2 million reversal of a bad debt provision related to a legal settlement, combined with other underlying reductions across the business, while growing revenue by 7.5% year-over-year.

Net loss from continuing operations for the second quarter of 2024 was $6.2 million, compared to a net loss of $12.9 million in the second quarter of 2023. The improvement was driven by revenue growth while maintaining relatively stable gross profit margins and materially reducing G&A expenses.

Adjusted EBITDA from continuing operations for the second quarter of 2024 grew 21.9% year-over-year to $15.6 million, representing a 20.2% Adjusted EBITDA margin, as compared to $12.8 million and 17.8% in the second quarter of 2023. The year-over-year improvement of 240 basis points was driven by G&A expense leverage, partially offset by the decline in gross margin.

Balance Sheet and Cash Flow

Cash and cash equivalents, including restricted cash, were $30.5 million as of June 30, 2024, compared to $25.7 million as of March 31, 2024. Net cash provided by continuing operations was $13.1 million for the second quarter of 2024 compared to $1.8 million in the second quarter of 2023. This represented the Company’s eighth consecutive quarter of positive cash flow from continuing operations. The second quarter of 2024 included an $8.4 million federal tax refund related to certain amended tax returns for Consolidated Entities. Capex spending was $1.4 million in the second quarter of 2024 mainly related to the completion of the Company’s Hagerstown, Maryland expansion which doubled the output capacity at that site. Free cash flow was $11.7 million as compared to ($0.2) million in the second quarter of 2023. During the second quarter of 2024, payments were made related to $5.8 million of debt paydown and $1.2 million for distributions to the Company’s New Jersey minority partners.

Subsequent to the end of the quarter, the Company closed on a senior secured term loan (the “Loan”) for gross proceeds of $140 million from funds managed by FocusGrowth Asset Management, LP (“FocusGrowth”), a leading capital provider to the cannabis sector, along with other members of a loan syndicate. The Loan includes an initial draw of $114 million in gross proceeds by certain of the Consolidated Entities in Pennsylvania, Maryland and California, with a second draw of $26 million in gross proceeds expected in September 2024 by the Consolidated Entities in Michigan. The Loan carries an interest rate of 12.75%, matures in August 2028, contains no prepayment penalties, and is guaranteed by the Company and TerrAscend USA, Inc. No warrants were issued as part of the Loan. The proceeds from the initial draw were used to retire the Company’s existing indebtedness in Pennsylvania with the remainder available for potential M&A transactions focused on geographic expansion. The proceeds from the second draw will be used to retire the Company’s existing indebtedness in Michigan.

As of August 7, 2024, there were approximately 368 million basic shares of the Company issued and outstanding, including 291 million Company common shares, 13 million Company preferred shares, as converted, and 63 million Company exchangeable shares. Additionally, there are 44 million warrants and options outstanding at a weighted average price of $3.84.

Conference Call

TerrAscend will host a conference call today, August 8, 2024, to discuss these results. Jason Wild, Executive Chairman, Ziad Ghanem, President and Chief Executive Officer, and Keith Stauffer, Chief Financial Officer, will host the call starting at 5:00 p.m. Eastern time. A question-and-answer session will follow management's presentation.

Date:	Thursday, August 8, 2024
Time:	5:00 p.m. Eastern Time
Webcast:	https://app.webinar.net/LVQnp1BkreY
Dial-in Number:	1-888-664-6392
Replay:	416-764-8677 or 1-888-390-0541 Available until 12:00 midnight Eastern Time Thursday, August 22, 2024 Replay Entry Code: 532477#

Financial results and analyses are available on the Company’s website (www.terrascend.com), the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) (www.sec.gov), and SEDAR+ (www.sedarplus.ca).

The Toronto Stock Exchange (“TSX”) has neither approved nor disapproved the contents of this news release. Neither the TSX nor any securities regulator accepts responsibility for the adequacy or accuracy of this release.

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada through TerrAscend Canada Inc.. TerrAscend operates The Apothecarium, Gage and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the US Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend's operations and financial performance.

Forward Looking Information

This news release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, and include statements with respect to the Company’s expectations regarding the financial and other benefits of the Loan to the Company’s operations and growth strategy; the Company’s expected use of proceeds from the Loan; the Company’s potential expansion into other markets and U.S federal regulatory reform. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2023 filed with the Securities and Exchange Commission on March 14, 2024.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain financial results that differ from what is reported under GAAP. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures to measure a company’s ability to meet other payment obligations or as a common measurement to value companies in the cannabis industry, and the Company calculates: (i) EBITDA from continuing operations and Adjusted EBITDA from continuing operations as net loss, adjusted to exclude provision for income taxes, finance expenses, depreciation and amortization, share-based compensation, loss from revaluation of contingent consideration, gain on fair value of derivative liabilities and purchase option derivative assets, gain on lease termination, and certain other items, which management believes is not reflective of the ongoing operations and performance, (ii) Adjusted EBITDA Margin from continuing operations as EBITDA from continuing operations adjusted for certain material non-cash items such as share-based compensation, loss from revaluation of contingent consideration, gain on fair value of derivative liabilities and purchase option derivative assets, gain on lease termination, certain other items, which management believes is not reflective of the ongoing operations and performance of the Company, (iii) Free Cash Flow as net cash provided by operating activities from continuing operations as presented in the Consolidated Statements of Cash Flows, less capital expenditures for property and equipment, and (iv) General & Administrative expenses excluding stock-based compensation as a percentage of Revenue, net. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes this definition is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of the Company’s underlying business performance and other one-time or non-recurring expenses.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

ir@terrascend.com

855-837-7295

TerrAscend Corp.

Consolidated Balance Sheet

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	At	At
	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$27,378	$22,241
Restricted cash	3,113	3,106
Accounts receivable, net	16,799	19,048
Investments	1,737	1,913
Inventory	51,009	51,683
Prepaid expenses and other current assets	4,771	4,898
Total current assets	104,807	102,889
Non-current assets
Property and equipment, net	193,340	196,215
Deposits	284	337
Operating lease right of use assets	41,645	43,440
Intangible assets, net	212,515	215,854
Goodwill	106,929	106,929
Other non-current assets	724	854
Total non-current assets	555,437	563,629
Total assets	$660,244	$666,518

Liabilities and shareholders' equity
Current liabilities
Accounts payable and accrued liabilities	$46,918	$49,897
Deferred revenue	4,699	4,154
Loans payable, current	15,946	137,737
Contingent consideration payable, current	2,632	6,446
Operating lease liability, current	2,330	1,244
Derivative liability, current	899	—
Lease obligations under finance leases, current	93	2,030
Corporate income tax payable	3,184	4,775
Other current liabilities	756	717
Total current liabilities	77,457	207,000
Non-current liabilities
Loans payable, non-current	171,926	61,633
Operating lease liability, non-current	42,654	45,384
Lease obligations under finance leases, non-current	2,140	407
Derivative liability, non-current	2,253	5,162
Convertible debt	8,126	7,266
Deferred income tax liability	16,760	17,175
Contingent consideration payable, non-current	2,109	—
Liability on uncertain tax position and other long term liabilities	110,673	81,751
Total non-current liabilities	356,641	218,778
Total liabilities	434,098	425,778
Commitments and contingencies
Shareholders' equity
Share capital
Series A, convertible preferred stock, no par value, unlimited shares authorized; 12,350 and 12,350 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Series B, convertible preferred stock, no par value, unlimited shares authorized; 600 and 600 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Series C, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Series D, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Proportionate voting shares, no par value, unlimited shares authorized; nil and nil shares outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Exchangeable shares, no par value, unlimited shares authorized; 63,492,038 and 63,492,038 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Common shares, no par value, unlimited shares authorized; 291,507,430 and 288,327,497 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	945,797	944,859
Accumulated other comprehensive income	2,457	1,799
Accumulated deficit	(723,590)	(704,162)
Non-controlling interest	1,482	(1,756)
Total shareholders' equity	226,146	240,740
Total liabilities and shareholders' equity	$660,244	$666,518

TerrAscend Corp.

Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue, net	$77,523	$72,124	$158,156	$141,522

Cost of sales	39,840	35,898	81,742	71,396

Gross profit	37,683	36,226	76,414	70,126

Operating expenses:
General and administrative	24,060	30,476	52,068	58,206
Amortization and depreciation	2,190	2,242	4,405	4,271
Impairment of property and equipment and right of use assets	—	—	2,438	28
Other operating (income) expense	(1,186)	10	(1,186)	317
Total operating expenses	25,064	32,728	57,725	62,822

Income from operations	12,619	3,498	18,689	7,304

Other expense (income)
Loss from revaluation of contingent consideration	1,827	—	3,220	—
Gain on fair value of derivative liabilities and purchase option derivative assets	(2,922)	(215)	(1,939)	(653)
Finance and other expenses	8,891	8,171	17,480	18,258
Transaction and restructuring costs	—	389	—	392
Unrealized and realized foreign exchange loss (gain)	104	(101)	389	(132)
Unrealized and realized loss on investments	227	1,661	227	2,360
Income (loss) from continuing operations before provision for income taxes	4,492	(6,407)	(688)	(12,921)
Provision for income taxes	10,729	6,448	20,400	19,112
Net loss from continuing operations	$(6,237)	$(12,855)	$(21,088)	$(32,033)

Discontinued operations:
Loss from discontinued operations, net of tax	$—	$(621)	$—	$(4,212)
Net loss	$(6,237)	$(13,476)	$(21,088)	$(36,245)

Foreign currency translation adjustment	(260)	408	(658)	755
Comprehensive loss	$(5,977)	$(13,884)	$(20,430)	$(37,000)

Net loss from continuing operations attributable to:
Common and proportionate Shareholders of the Company	$(8,180)	$(14,998)	$(25,235)	$(36,362)
Non-controlling interests	$1,943	$2,143	$4,147	$4,329

Comprehensive loss attributable to:
Common and proportionate Shareholders of the Company	$(7,920)	$(16,027)	$(24,577)	$(41,329)
Non-controlling interests	$1,943	$2,143	$4,147	$4,329

Net loss per share - basic:
Continuing operations	$(0.03)	$(0.05)	$(0.09)	$(0.13)
Discontinued operations	—	—	—	(0.02)
Net loss per share - basic	$(0.03)	$(0.05)	$(0.09)	$(0.15)

Weighted average number of outstanding common shares	291,488,661	275,186,279	291,053,614	271,223,233

Net loss per share - diluted:
Continuing operations	$(0.03)	$(0.05)	$(0.09)	$(0.13)
Discontinued operations	—	—	—	$(0.02)
Net loss per share - diluted	$(0.03)	$(0.05)	$(0.09)	$(0.15)

Weighted average number of outstanding common shares, assuming dilution	291,488,661	275,186,279	291,053,614	271,223,233

TerrAscend Corp.

Consolidated Statements of Cash Flows

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

	For the Six Months Ended
	June 30, 2024	June 30, 2023
Operating activities
Net loss from continuing operations	$(21,088)	$(32,033)
Adjustments to reconcile net loss to net cash provided by operating activities
Non-cash adjustments of inventory	—	1,081
Accretion expense	8,375	5,673
Depreciation of property and equipment and amortization of intangible assets	9,993	9,761
Amortization of operating right-of-use assets	1,481	932
Share-based compensation	3,446	3,694
Deferred income tax (recovery) expense	(415)	815
Gain on fair value of derivative liabilities and purchase option derivative assets	(1,939)	(653)
Gain on disposal of fixed assets	(17)	345
Unrealized and realized loss on investments	227	2,410
Loss from revaluation of contingent consideration	3,220	—
Impairment of property and equipment and right of use assets	2,438	—
Gain on lease termination	(1,169)	—
Bad debt recovery	(1,307)	(23)
Unrealized and realized foreign exchange loss (gain)	389	(132)
Changes in operating assets and liabilities
Receivables	1,358	318
Inventory	1,970	(7,851)
Prepaid expense and other current assets	119	(319)
Deposits	53	431
Other assets	77	714
Accounts payable and accrued liabilities and other payables	(8,019)	4,089
Operating lease liability	(1,147)	(337)
Other liability	(536)	(173)
Uncertain tax position liabilities	29,917	1,258
Corporate income tax payable	(1,591)	22,127
Deferred revenue	545	157
Net cash provided by operating activities- continuing operations	26,380	12,284
Net cash used in operating activities - discontinued operations	—	(3,164)
Net cash provided by operating activities	26,380	9,120

Investing activities
Investment in property and equipment	(4,272)	(4,504)
Investment in intangible assets	(699)	(262)
Principal payments received on lease receivable	—	104
Insurance recovery for property and equipment	871	—
Receipt of convertible debenture payment	—	738
Payment for land contracts	(478)	(769)
Cash portion of consideration paid in acquisitions, net of cash of acquired	(250)	(14,469)
Net cash used in investing activities - continuing operations	(4,828)	(19,162)
Net cash provided investing activities - discontinued operations	—	14,285
Net cash used in investing activities	(4,828)	(4,877)

Financing activities
Transfer of Employee Retention Credit	—	12,677
Proceeds from loan payable, net of transaction costs	3,137	23,872
Proceeds from options and warrants exercised	—	81
Loan principal paid	(18,048)	(40,359)
Loan amendment fee paid and prepayment premium paid	—	(1,178)
Capital distributions paid to non-controlling interests	(1,564)	(3,415)
Proceeds from private placement, net of share issuance costs	—	19,218
Payments made for financing obligations and finance lease	(316)	(941)
Net cash (used in) provided by financing activities- continuing operations	(16,791)	9,955
Net cash used in financing activities- discontinued operations	—	(5,539)
Net cash (used in) provided by financing activities	(16,791)	4,416

Net increase in cash and cash equivalents and restricted cash during the period	4,761	8,659
Net effects of foreign exchange	383	(901)
Cash and cash equivalents and restricted cash, beginning of the period	25,347	26,763
Cash and cash equivalents and restricted cash, end of the period	$30,491	$34,521

Supplemental disclosure with respect to cash flows
Income taxes paid (refund received)	$(8,116)	$(4,582)
Interest paid	$12,599	$9,259
Lease termination fee paid	$271	$—
Non-cash transactions
Equity and warrant liability issued for acquisitions and non-controlling interest	$4,674	$10,267
Shares issued for legal and liability settlement	$—	$794
Distribution payable to non-controlling interests	$719	$—
Accrued capital purchases	$811	$529

TerrAscend Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts expressed in thousands of United States dollars, except for percentages)(unaudited)

The table below reconciles net loss from continuing operations to EBITDA from continuing operations and Adjusted EBITDA from continuing operations:

	For the Three Months Ended
	June 30, 2024	June 30, 2023
Revenue, net	$77,523	72,124

Net loss	(6,237)	$(13,476)
Net loss margin %	-8.0%	-18.7%

Loss from discontinued operations	—	621
Loss from continuing operations	(6,237)	(12,855)

Add (deduct) the impact of:
Provision for income taxes	10,729	6,448
Finance expenses	9,132	7,963
Amortization and depreciation	4,993	4,991
EBITDA from continuing operations	18,617	6,547
Add (deduct) the impact of:
Share-based compensation	1,960	1,981
Loss from revaluation of contingent consideration	1,827	—
Bad debt recovery	(4,169)	—
Other one-time items	1,176	2,932
Loss (gain) on lease termination and derecognition of ROU asset	(1,169)	—
Gain on fair value of derivative liabilities and purchase option derivative assets	(2,922)	(215)
Impairment of property and equipment	—	10
Gain on disposal of fixed assets	(17)	—
Unrealized and realized loss on investments	227	1,661
Unrealized and realized foreign exchange loss (gain)	104	(101)
Adjusted EBITDA from continuing operations	$15,634	$12,815
Adjusted EBITDA Margin from continuing operations	20.2%	17.8%

The table below reconciles Net cash provided by (used in) operating activities – continuing operations to Free Cash Flow:

	For the Three Months Ended
	June 30, 2024	June 30, 2023
Net cash provided by operating activities- continuing operations	$13,129	$1,830
Capital expenditures for property and equipment	(1,476)	(2,007)
Free Cash Flow	$11,653	$(177)

The table below reconciles Revenue, net to General & Administrative expenses excluding stock-based compensation as a percentage of revenue, net:

	For the Three Months Ended
	June 30, 2024	June 30, 2023
Revenue, net	$77,523	$72,124

General & Administrative expenses	24,060	30,476
Less: stock-based compensation	1,960	1,981
General & Administrative expenses excluding stock-based compensation	$22,100	$28,495

G&A excluding stock-based compensation as a % of revenue, net	28.5%	39.5%